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                                                                   EXHIBIT 10.22

                       ADVANCIS PHARMACEUTICAL CORPORATION

                        OMNIBUS ADDENDUM AND AMENDMENT TO
           SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT AND
               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

         THIS OMNIBUS ADDENDUM AND AMENDMENT (this "ADDENDUM"), dated July 25, 2003 (the "SECOND CLOSING DATE"), is entered into by and among ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "CORPORATION"), and the persons listed in Attachment A hereto and incorporated herein (the "PREFERRED STOCKHOLDERS").

                                   BACKGROUND

         The Corporation entered into the Series E Convertible Preferred Stock Purchase Agreement dated July 2, 2003 (the "SERIES E SPA") with those Preferred Stockholders listed in Schedule 1 attached thereto (the "FIRST CLOSING INVESTORS"). Pursuant to the Series E SPA, the First Closing Investors purchased 4,748,158 shares (the "FIRST CLOSING SHARES") of the Corporation's Series E Convertible Preferred Stock, par value $0.01 per share (the "SERIES E PREFERRED STOCK"), and the Corporation granted to the Preferred Stockholders certain registration and other rights with respect to such shares pursuant to the Fourth Amended and Restated Stockholders' Agreement dated of even date therewith (the "STOCKHOLDERS' AGREEMENT") (such transaction being referred to herein as the "FIRST CLOSING"). In connection with the First Closing, the Corporation filed its Fifth Restated Certificate of Incorporation with the Delaware Secretary of State on July 1, 2003 (the "FIFTH RESTATED CERTIFICATE OF INCORPORATION") (collectively, the Series E SPA, the Stockholders' Agreement and the Fifth Restated Certificate of Incorporation are the "TRANSACTION DOCUMENTS").

         As provided for in Section 4 of the Series E SPA, the Corporation desires to sell, and the Preferred Stockholders set forth in Attachment B hereto (the "SECOND CLOSING INVESTORS") desire to purchase, 6,807,398 additional shares of Series E Preferred Stock (the "SECOND CLOSING SHARES") on the same terms and conditions that the First Closing Investors obtained when purchasing the First Closing Shares under the First Closing (such transaction being referred to herein as the "SECOND CLOSING"). In connection with the Second Closing, the Corporation and the Preferred Stockholders desire to set forth the closing mechanics of the Second Closing and to supplement and amend the Transaction Documents to accommodate the Second Closing in the manner set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

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SECTION 1. DEFINITIONS AND AMENDMENTS

     1.1 Definitions. All capitalized terms used in this Addendum but not otherwise defined herein shall have the meanings assigned to such terms in the Series E SPA.

     1.2 Amendments. Except as explicitly provided in this Addendum, there are no changes or amendments to the Transaction Documents. All provisions contained in the Transaction Documents that are not explicitly amended hereby are and shall remain in full force and effect. In the event of any conflict between the provisions of this Addendum and the provisions of any of the Transaction Documents, the provisions of this Addendum shall control.

SECTION 2. SALE AND PURCHASE OF SECOND CLOSING SHARES

     2.1 Filing of Certificate of Amendment to the Fifth Restated Certificate of Incorporation. Prior to the Second Closing, the Corporation shall have filed the Certificate of Amendment to the Fifth Restated Certificate of Incorporation of the Corporation, substantially in the form attached hereto as Attachment C (the "CERTIFICATE OF AMENDMENT"), amending Article III, Section A.6(b) and
Article V of the Fifth Restated Certificate of Incorporation to increase the number of directors of the Corporation from six to eight, and to provide the procedure pursuant to which a vacancy in the seventh and eighth directorships may be filled.

     2.2 Agreement to Sell and Purchase Second Closing Shares. Subject to the terms and conditions set forth herein, on the Second Closing Date, the Corporation shall, and hereby does, sell and issue to each Second Closing Investor, and each Second Closing Investor shall, and hereby does, purchase and receive from the Corporation, the number of Second Closing Shares set forth in Attachment B opposite such Second Closing Investor's name at such aggregate price as is set forth in Attachment B opposite such Second Closing Investor's name for a price per share of $2.25. Each Second Closing Investor shall be, and hereby is, obligated to purchase only such number of Second Closing Shares for such consideration as is set forth in Attachment B opposite each such Second Closing Investor's name, and each Second Closing Investor's obligations hereunder pursuant to the transaction contemplated hereby shall be several, and not joint and several. Each Preferred Stockholder hereby confirms its waiver of any and all rights under Section 2.3 of the Stockholders' Agreement with respect to the Second Closing Shares and confirms its approval of the allocation of the Second Closing Shares as set forth in Attachment B.

     2.3 Delivery of Second Closing Shares; Form of Consideration. At the Second Closing Date, the Corporation shall deliver to each Second Closing Investor a certificate or certificates, registered in the name of such Second Closing Investor, representing that number of Second Closing Shares being purchased by such Second Closing Investor on the Second Closing Date as is set forth in Attachment B opposite such Second Closing Investor's name. In each case, delivery of certificates representing Second Closing Shares shall be made against receipt by the Corporation of cash, a wire transfer to an account designated by the Corporation, a certified check or cashier's check payable to the Corporation in the full amount of the purchase price for the Second Closing Shares being purchased by such Second Closing Investor at the Second Closing Date.

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     2.4   Second Closing. The Second Closing is taking place by (a) facsimile transmission of executed copies of the documents contemplated hereby delivered on the date hereof at the offices of Latham & Watkins LLP, 555 Eleventh Street, N.W., Suite 1000, Washington, DC 20004-1304 and confirmed by overnight delivery of originally executed copies of such documents, and (b) delivery of the purchase price due at the Second Closing in accordance with Section 2.3. The Corporation and the Preferred Stockholders, including the Second Closing Investors, acknowledge and agree that this Addendum may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     2.5 Conditions to Obligations of the Second Closing Investors. The several obligations of the Second Closing Investors to purchase and pay for the Second Closing Shares at the Second Closing are subject to the satisfaction of the following conditions precedent:

           (a) All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Addendum shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to each Second Closing Investor and its counsel, and each Second Closing Investor and its counsel shall have received copies (executed or certified, as may be appropriate) of all documents which such Second Closing Investor or its counsel may reasonably have requested in connection with such transactions.

           (b) All legal matters incident to the purchase of the Second Closing Shares shall be satisfactory to each Second Closing Investor's counsel, and the Second Closing Investors shall have received the opinion of Piper Rudnick LLP, counsel to the Corporation, substantially in the form of Attachment D attached hereto.

           (c) All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to or upon the Second Closing under any applicable securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected, other than where a failure to obtain or effect such consents, permits, approvals, qualifications and/or registrations would not have a material adverse effect on the business of the Corporation taken as a whole.

           (d) A duly executed Certificate of Amendment shall have been filed with and accepted by the Secretary of State of Delaware substantially in the form of Attachment C hereto.

           (e) A stock restriction agreement in form and substance satisfactory to the Corporation and the Second Closing Investors shall have been executed by each director, officer, employee, consultant or independent contractor of or to the Corporation who, as of the Second Closing, owns any shares of capital stock of the Corporation, and evidence of the foregoing in form satisfactory to the Second Closing Investors shall have been delivered to the Second Closing Investors. The Second Closing Investors acknowledge and agree that each director, officer, employee, consultant or independent contractor of or to the Corporation who, as of the Second Closing, owns any options, warrants or other rights to purchase any shares of capital

                                     - 3 -

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stock of the Corporation and has not, heretofore, executed a stock restriction agreement, shall be required to execute such an agreement in connection with the exercise of his or her rights to exercise such options, warrants or other rights to purchase any shares of capital stock of or from the Corporation.

           (f) The Corporation shall have delivered to the Second Closing Investors a certificate or certificates, dated the Second Closing Date, of the Secretary of the Corporation certifying as to (i) the resolutions of the Corporation's Board of Directors and stockholders authorizing the execution and delivery of this Addendum, the issuance to the Second Closing Investors of the Second Closing Shares, the reservation of 6,807,398 shares of the Corporation's Common Stock, par value $0.01 per share, for issuance upon conversion of the Second Closing Shares (the "RESERVED COMMON SHARES"), the execution and delivery of such other documents and instruments as may be required by this Addendum, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and the signature of the officers of the Corporation authorized to sign, as appropriate, this Addendum and the other documents and certificates to be delivered pursuant to this Addendum by either the Corporation or any of its officers.

           (g) The Corporation shall have delivered to the Second Closing Investors a certificate or certificates, dated the Second Closing Date, of the President of the Corporation certifying as to the accuracy and completeness as of the Second Closing Date of the representations and warranties made by the Corporation pursuant to this Agreement.

           (h) The Corporation shall have delivered to the Second Closing Investors a certificate or certificates, dated the Second Closing Date, of the Chief Financial Officer of the Corporation certifying that since December 31, 2002 there has not been any adverse change in the financial condition or operations of the Corporation, and that except for liabilities arising in the ordinary course of business, the Corporation has no material accrued or contingent liabilities arising out of any transaction or state of facts existing prior to the date of this Addendum.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     3.1 Meaning of Certain Terms. For the sole purpose of this Section 3, any reference in Sections 5, 6 and 9 of the Series E SPA to the following terms shall have the respective meaning indicated:

           (a)    "this Agreement" shall be deemed a reference to this Addendum;

           (b) the "Bylaws" shall be deemed a reference to the Amended and Restated Bylaws, as amended July 25, 2003;

           (c)    the "Closing" shall be deemed a reference to the Second
Closing;

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           (d)    the "Financial Statements" shall be deemed a reference to the unaudited balance sheet of the Corporation as of December 31, 2002, and the related unaudited statements of income and cash flow as well as the unaudited balance sheet of the Corporation as of June 30, 2003 and the related unaudited statements of income and cash flow;

           (e) the "Investors" shall be deemed a reference to the Second Closing Investors;

           (f) the "Preferred Shares" shall be deemed a reference to the Second Closing Shares;

           (g) the "Reserved Shares" shall be deemed a reference to the Reserved Common Shares;

           (h) the "Restated Certificate" shall be deemed a reference to the Fifth Restated Certificate of Incorporation, as amended by the Certificate of Amendment; and

           (i) the "Stockholders' Agreement" shall be deemed a reference to the Stockholders' Agreement, as amended herein.

     3.2   Representations and Warranties of the Corporation.

           (a) Subject to Section 3.1 hereof, the representations and warranties of the Corporation set forth in Sections 5 and 9 of the Series E SPA, each of which representations and warranties shall be deemed repeated and, except as set forth in disclosure Schedule 3.2 to this Addendum, confirmed by the Corporation as of the date hereof, are hereby specifically incorporated herein by reference as if they were fully set forth herein. It shall be a condition precedent to the obligations of the Second Closing Investors to purchase and pay for the Second Closing Shares at the Second Closing that the representations and warranties of the Corporation contained herein shall be true and correct on and as of the date of the Second Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

           (b) The parties agree that Section 5.6(l) of the Series E SPA is hereby amended as of the date of the First Closing by deleting the last sentence of such Section. The Corporation hereby covenants and agrees to deliver to the to the First Closing Investors and the Second Closing Investors the final audited balance sheet of the Corporation as of December 31, 2002, and the related final audited statements of income and cash flow, in substantially the form and substance included in the Financial Statements, within thirty (30) days of the First Closing; provided, however, that the audited balance sheet and related statements will include a non-cash compensation charge of approximately $260,000.

           (c) The parties agree that Schedule 5.9 to the Series E SPA is hereby amended as of the date of the First Closing to include the Schedule 5.9 disclosure item listed in Schedule 3.2 to this Addendum.

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           (d)    The Corporation hereby further represents and warrants to the
Second Closing Investors as follows:

                  (i) The Corporation has not received any oral or written communication (including any warning letter, untitled letter, Form 483s or similar notices), and is not otherwise aware of any action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), alleging any manufacturing, processing, distribution, labeling, storage, testing, sale or marketing of products performed by or on behalf of the Corporation has not been or is not being conducted in substantial compliance with all applicable laws, rules, regulations, guidances or orders administered or issued by the Food and Drug Administration and any other state or foreign governmental authority, and the Corporation is not aware of any facts or circumstances on which such an allegation could reasonably be based.

                  (ii) The Corporation has not received any oral or written communication (including any warning letter, untitled letter, Form 483s or similar notices), and is not otherwise aware of any action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), alleging any pre-clinical and clinical investigations involving the Corporation's products has not been or is not being conducted in substantial compliance with all applicable laws, rules and regulations, including good laboratory practices, investigational new drug requirements, good clinical practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws, rules and regulations restricting the use and disclosure of individually identifiable health information, and the Corporation is not aware of any facts or circumstances on which such an allegation could reasonably be based.

                  (iii) The Corporation has not received any oral or written communication (including any warning letter, untitled letter, Form 483s or similar notices), and is not otherwise aware of any action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging the Corporation or its products are not in compliance with any and all applicable laws, regulations or orders implemented by the Food and Drug Administration or any other Governmental Authority responsible for regulating the pharmaceutical industry.

                  (iv) The Corporation has not received any correspondence from the Food and Drug Administration regarding, and is not otherwise aware of, any pending or threatened action or proceeding regarding any debarment action or investigation undertaken pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335(a), (b) and (c), or any other similar regulation of the Food and Drug Administration involving the Corporation's products.

                  (v) The Corporation is not aware, officially or otherwise, of any pending or threatened investigation of the Corporation by the Food and Drug Administration

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pursuant to its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities
Final Policy. The Corporation is not aware of any information that would suggest that the Corporation or its employees have knowingly committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the Food and Drug Administration to invoke its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities Final Policy.

     3.3 Representations and Warranties of the Second Closing Investors. Subject to Section 3.1 hereof, the representations and warranties to the Corporation set forth in Sections 6 and 9 of the Series E SPA, each of which representations and warranties shall be deemed repeated and confirmed by each Second Closing Investor (in each case, as to such Second Closing Investor only) as of the date hereof, are hereby specifically incorporated herein by reference as if they were fully set forth herein. It shall be a condition precedent to the obligations of the Corporation hereunder to be performed at the Second Closing, as to each Second Closing Investor severally, but not jointly, that the representations and warranties contained herein of each of the Second Closing Investors hereunder shall be true and correct as of the Second Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

     3.4 Survival of Representations and Warranties. The representations and warranties set forth herein shall survive the Second Closing as follows:

           (a)    The representations and warranties set forth in Sections 5.8,
5.13 and 5.18 of the Series E SPA, and incorporated herein pursuant to Section 3.2(a) hereof, shall survive the Second Closing until the expiration of the applicable statutory period of limitation, giving effect to any waiver, mitigation or extension thereof.

           (b) The representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.9 and 5.11 and Section 6 of the Series E SPA, and incorporated herein pursuant to Sections 3.2(a) and 3.3 hereof, and the representations warranties set forth in Section 3.2(d) hereof, shall survive without limitation.

           (c) All other representations and warranties shall survive the Second Closing for a period of two years.

SECTION 4. INCORPORATION OF ADDITIONAL SERIES E SPA PROVISIONS

     4.1 Meaning of Certain Terms. For the sole purpose of this Section 4, any reference in Sections 8 (Expenses and Fees), 10 (Exchanges; Lost, Stole or Mutilated Certificates), 12 (Indemnification), 13 (Remedies), and 14 (Successors and Assigns) of the Series E SPA to the following terms shall have the respective meaning indicated:

           (a)    "this Agreement" shall be deemed a reference to this Addendum;

                                     - 7 -

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           (b)    the "Investors" shall be deemed a reference to the Second
Closing Investors;

           (c) the "Preferred Shares" shall be deemed a reference to the Second Closing Shares;

           (d) the "Reserved Shares" shall be deemed a reference to the Reserved Common Shares;

           (e) the "Restated Certificate" shall be deemed a reference to the Fifth Restated Certificate of Incorporation, as amended by the Certificate of Amendment; and

           (f) the "Stockholders' Agreement" shall be deemed a reference to the Stockholders' Agreement, as amended herein.

     4.2 Incorporation by Reference. Subject to Section 4.1, all of the terms, conditions and provisions of the following sections of the Series E SPA, each of which terms, conditions and provisions shall be deemed repeated and confirmed by the Corporation and the Second Closing Investors as of the date hereof, are hereby specifically incorporated herein by reference as if they were fully set forth herein: Sections 8, 10, 12, 13 and 14.

SECTION 5. STOCKHOLDERS' AGREEMENT

     5.1 Update of Certain Terms. The parties agree that the Stockholders' Agreement is hereby amended as of the Second Closing Date so that: (a) any reference in the Stockholders' Agreement to the "Series E Stock Purchase Agreement" shall mean, collectively, the Series E SPA and the provisions of this Addendum governing the sale and purchase of the Second Closing Shares and (b) any reference in the Stockholders' Agreement to "Investor(s)" shall include the Second Closing Investor(s).

     5.2 Voting for Directors. Section 5.1 of the Stockholders' Agreement is hereby deleted and replaced with the following:

           At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for the election of directors, then, in each such event, each Investor shall vote all shares of Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

           (a) to fix and maintain the number of directors on the Board of Directors of the Corporation at not more than eight;

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           (b)    pursuant to Article III, Section A.6(b) of the Certificate, to
     elect to the Board one director designated by HCV V, one director designated by HCV VI, one director designated by Bear Stearns Health Innoventures, L.P. ("BSHI") and three outside directors to be agreed to by HCV V and Rudnic (as defined below);

           (c)    to elect to the Board Dr. Edward Rudnic ("RUDNIC"); and

           (d)    to elect to the Board James Isbister ("ISBISTER").

         BSHI's initial designee shall be Elizabeth A. Czerepak.

     5.3 Notices Regarding Voting for Directors. Section 5.3 of the Stockholders' Agreement is hereby deleted and replaced with the following:

           The Corporation shall provide the Investors with at least twenty (20) days' prior notice in writing of any intended mailing of notice to the stockholders of the Corporation for a meeting at which directors are to be elected. HCV V, HCV VI and BSHI shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them pursuant to Article III, Section A.6(b) of the Certificate and Section
     5.1 above as nominees for election to the Board. In the absence of any notice from HCV V, HCV VI or BSHI, the director(s) then serving and previously designated by HCV V, HCV VI or BSHI, as the case may be, shall be renominated.

     5.4 Joinder Agreement. Each Second Closing Investor acknowledges and agrees that by executing this Addendum, such Second Closing Investor is a party to, and legally bound by, the Stockholders' Agreement, as amended by Sections 5.1, 5.2 and 5.3 of this Addendum.

SECTION 6. MISCELLANEOUS

     6.1 Entire Agreement. This Addendum, together with the other documents referred to herein or delivered pursuant hereto that form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

     6.2 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

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         if to the Corporation, to:

                  Advancis Pharmaceutical Corporation
                  20425 Seneca Meadows Parkway
                  Germantown, MD 20876
                  Attention: Edward M. Rudnic, Ph.D.
                  Telecopier: (301) 944-6700

         with a copy to:

                  Piper Rudnick LLP
                  6225 Smith Avenue
                  Baltimore, Maryland 21209-3600
                  Attention: Howard S. Schwartz, Esquire
                  Telecopier: (410) 580-3251

         if to the Preferred Stockholders, as set forth on Attachment A with copies to:

                  Latham & Watkins LLP
                  555 Eleventh Street, N.W., Suite 1000
                  Washington, DC 20004-1304
                  Attention: Michael A. Schlesinger, Esquire
                  Telecopier: (202) 637-2201

         and to:

                  Pepper Hamilton LLP
                  400 Berwyn Park
                  899 Cassatt Road
                  Berwyn, Pennsylvania 19312-1183
                  Attention: Jeffrey P. Libson, Esquire
                  Telecopier: (610) 640-7835

All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by the sender's facsimile machine report.

     6.3   Effectiveness of Amendments. In accordance with the provisions of
Section 17 of the Series E SPA and Section 11 of the Stockholders' Agreement, the amendments of certain provisions of the Series E SPA and the Stockholders' Agreement set forth herein shall be effective upon execution of this Addendum by a duly authorized representative of the

Corporation and a majority in voting power of the outstanding Preferred Stock with each such holder entitled to the number of votes for each such Preferred Stock that equals the number of shares of Common Stock (including fractional shares) into which each such Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share

     6.4 Changes. The terms and provisions of this Addendum may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by a duly authorized representative of the Corporation and a majority in voting power of the outstanding Preferred Stock with each such holder entitled to the number of votes for each such Preferred Stock that equals the number of shares of Common Stock (including fractional shares) into which each such Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share.

     6.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     6.6 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     6.7 Severability. Any provision of this Addendum that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for the conflicts or choice of laws rules of any jurisdiction.

                  [ signatures appear on the following pages ]

         IN WITNESS WHEREOF, the parties have signed this Addendum as of the day and date first above written. This Addendum may be delivered by facsimile.

                                     CORPORATION:

                                     ADVANCIS PHARMACEUTICAL
                                     CORPORATION

                                     By: /s/ Edward M. Rudnic
                                         -------------------------------------
                                         Edward M. Rudnic, Ph.D.
                                         President and Chief Executive Officer

                                     PREFERRED STOCKHOLDERS:

                                     HEALTHCARE VENTURES V, L.P.

                                     By: HealthCare Partners V, L.P.
                                         As General Partner

                                         By: /s/ Jeffrey Steinberg
                                             ---------------------------------
                                             Jeffrey Steinberg
                                             Administrative Partner

                                     HEALTHCARE VENTURES VI, L.P.

                                     By: HealthCare Partners VI, L.P.
                                         As General Partner

                                         By: /s/ Jeffrey Steinberg
                                             ---------------------------------
                                             Jeffrey Steinberg
                                             Administrative Partner

                                     RHO MANAGEMENT TRUST, I

                                     By: Rho Capital Partners, Inc.
                                         As Investment Advisor

                                         By: _________________________________
                                             Name:
                                             Title:

                                     HUDSON TRUST

                                     By: _____________________________________
                                         Scott M. Ciccone
                                         Trustee

                                     J&J DEVELOPMENT CORPORATION

                                     By: /s/ W. Thomas Amick
                                         _____________________________________
                                         W. Thomas Amick
                                         Vice President

                                     ALEXANDRIA EQUITIES, LLC

                                     By: Alexandria Real Estate Equities, Inc.
                                         A Maryland corporation, Managing Member

                                         By: /s/ Joel S. Marcus
                                             _________________________________
                                             Joel S. Marcus
                                             Chief Executive Officer

                                     /s/ Catherine G. Blair
                                     -----------------------------------------
                                     Catherine G. Blair

                                     /s/ Lawrence Abrams
                                     -----------------------------------------
                                     Lawrence Abrams

                                     _________________________________________
                                     Steven Ostrofsky

                                     MIDDLEGATE SECURITIES

                                     By: _____________________________________
                                         Name:
                                         Title:

                                     PRIVATY EQUITY HOLDING, L.L.C.

                                     By: Howard Hughes Medical Institute
                                         Its Manager

                                         By: _________________________________
                                             Robert J. Kolyer, Jr.
                                             Managing Director--Investment
                                               Strategy & Absolute Return

                                     TARGETED ENTREPRENEURIAL SERVICES,
                                     LLC

                                     By: /s/ Marshall Kaplan
                                         -------------------------------------
                                         Name: Marshall Kaplan
                                         Title: Managing Partner

                                     THE DC 1998 NFA TRUST FBO LEE CASTY

                                     By: _____________________________________
                                         Lee S. Casty
                                         Trustee

                                     BEAR STEARNS HEALTH INNOVENTURES, L.P.
                                     BEAR STEARNS HEALTH INNOVENTURES
                                      OFFSHORE, L.P.
                                     BSHI MEMBERS, L.L.C.
                                     BEAR STEARNS HEALTH INNOVENTURES
                                      EMPLOYEE FUND, L.P.
                                     BX, L.P.

                                     By: Bear Stearns Health Innoventures
                                         Management, LLC
                                         Their General Partner

                                         By: /s/ Elizabeth A. Czerepak
                                             ---------------------------------
                                             Elizabeth A. Czerepak
                                             Founding Partner

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                                     EMERGING TECHNOLOGY PARTNERS, LLC

                                     By: /s/
                                         -------------------------------------
                                         Name:
                                         Title:

                                     AXIOM VENTURE PARTNERS, L.P.

                                     By: /s/
                                         -------------------------------------
                                         Name:
                                         Title:

                                     CDIB BIOVENTURES INC.

                                     By: /s/ Chao-Lun Pai
                                         -------------------------------------
                                         Name: Chao-Lun Pai
                                         Title: Director

                                     /s/ Frank A. Bonsal, Jr.
                                     -----------------------------------------
                                     Frank A. Bonsal, Jr.

                                     /s/ James D. Russo
                                     -----------------------------------------
                                      James D. Russo

                                     /s/ Wayne T. Hockmeyer
                                     -----------------------------------------
                                     Wayne T. Hockmeyer

                                     /s/ R. Gordon Douglas
                                     -----------------------------------------
                                     R. Gordon Douglas, M.D.